UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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Titan Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TITAN PHARMACEUTICALS, INC.

400 Oyster Point Boulevard
Suite 505
South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held July 27, 2005

To the Stockholders of
Titan Pharmaceuticals, Inc.

Notice is hereby given that the Annual Meeting of the Stockholders of Titan Pharmaceuticals, Inc. (the “Company”) will be held on July 27, 2005 at 9:00 a.m. local time at the offices of the Company, 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080. The meeting is called for the following purpose:

1.                To elect a board of nine directors;

2.                To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 75,000,000;

3.                To approve an amendment to our 2002 Stock Option Plan to provide for the grant of restricted stock and stock appreciation rights and to increase the number of shares of our common stock issuable pursuant to the plan from 2,000,000 to 3,000,000;

4.                To approve the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as the independent auditors of the Company for the fiscal year ending December 31, 2005; and

5.                To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

The close of business on June 13, 2005 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will not be closed. A list of the stockholders entitled to vote at the meeting may be examined at the Company’s offices during the 10-day period preceding the meeting.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

By Order of the Board of Directors,
Louis R. Bucalo, M.D.
Chairman, President and Chief Executive Officer
Dated: June 16, 2005

TITAN PHARMACEUTICALS, INC.

400 Oyster Point Boulevard
Suite 505
South San Francisco, California 94080

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Titan Pharmaceuticals, Inc. (the “Company,” “Titan,” “we,” “us,” or “our”) for the Annual Meeting of Stockholders to be held at the offices of the Company, 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on July 27, 2005, at 9:00 a.m. and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above stated address.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement and for the election of the nominees set forth under the caption “Election of Directors.”

The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company’s Stockholders is June 16, 2005.

Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

VOTING SECURITIES

Only holders of shares of common stock, $.001 par value per share (the “Shares”), of record at the close of business on June 13, 2005 are entitled to vote at the meeting. On the record date, the Company had outstanding and entitled to vote                           Shares. For purposes of voting at the meeting, each Share is entitled to one vote upon all matters to be acted upon at the meeting. A majority in interest of the outstanding Shares represented at the meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of our directors. The affirmative vote of a majority of the outstanding Shares is required for approval of the amendment to our certificate of incorporation increasing the number of our authorized shares of common stock. The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval of the amendments to the 2002 Stock Option Plan and to ratify the appointment of Odenberg, Ullakko, Muranishi & Co. LLP, independent certified public accountants, as our independent auditors. Any Shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for any individual may result in another individual’s receiving a larger proportion of votes. Abstention as to the proposal to approve the amendments to our certificate of incorporation and the proposal to approve the amendment to our 2002 Stock Option Plan will have the same effect as a vote against such proposal. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved. With respect to the proposal to approve the amendment to our certificate of incorporation, broker non-votes will have the same effect as negative votes.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of June 13, 2005, certain information concerning the beneficial ownership of the Shares by (i) each stockholder known by the Company to own beneficially five percent or more of the outstanding Shares; (ii) each director and each nominee for director of the Company; (iii) each executive officer of the Company; and (iv) all executive officers and directors of the Company as a group, and their percentage ownership and voting power.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Percent of Shares Beneficially Owned
Louis R. Bucalo, M.D.	2,081,529	(3)%
Ernst-Günter Afting, M.D., Ph.D.	69,874	(4)	*
Richard C. Allen, Ph.D.	604,449	(5)%
Victor J. Bauer, Ph.D.	260,018	(6)	*
Sunil Bhonsle	928,299	(7)%
Eurelio M. Cavalier	140,264	(8)	*
Robert E. Farrell, J.D.	364,832	(9)%
Hubert Huckel, M.D.	173,124	(10)	*
M. David MacFarlane, Ph.D.	45,624	(11)	*
Ley S. Smith	118,124	(12)	*
Konrad M. Weis, Ph.D.	166,948	(13)	*
Kevin Douglas and The Douglas Family Trust 1101 Fifth Avenue, Suite 360 San Rafael, CA 94901	1,674,100	(14)%
All executive officers and directors as a group (11) persons	4,953,445		%

*                          Less than one percent.

(1)                Unless otherwise indicated, the address of such individual is c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.

(2)                In computing the number of shares beneficially owned by a person and the percentage ownership of a person, shares of common stock of the Company subject to options held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(3)                Includes 167,043 shares issuable upon exercise of outstanding options.

(4)                Consists of 69,874 shares issuable upon exercise of outstanding options.

(5)                Includes 574,067 shares issuable upon exercise of outstanding options.

(6)                Includes 574,067 shares issuable upon exercise of outstanding options.

(7)                Includes (i) 251,374 shares issuable upon exercise of outstanding options and (ii) 100,000 shares owned by the Bhonsle Family Trust which were sold pursuant to a variable forward sale on June 4, 2001, of which Mr. Bhonsle retains voting power.

(8)                Includes 110,624 shares issuable upon exercise of outstanding options.

(9)                Includes 317,052 shares issuable upon exercise of outstanding options.

(10)         Includes (i) 133,624 shares issuable upon exercise of outstanding options, (ii) 49,900 shares held by a family partnership for which Dr. Huckel serves as general partner, and (iii) 3,000 shares held by his wife.

(11)         Includes 35,624 shares issuable upon exercise of outstanding options.

(12)         Includes 108,124 shares issuable upon exercise of outstanding options.

(13)         Includes 131,374 shares issuable upon exercise of outstanding options.

(14)         Derived from a Schedule 13G/A filed by Kevin Douglas and The Douglas Family Trust on February 14, 2005.

EXECUTIVE OFFICERS

The following sets forth the names and ages of our executive officers, their respective positions and offices, and their respective principal occupations or brief employment history.

Name	Age	Office
Louis R. Bucalo, M.D.	46	Chairman, President and Chief Executive Officer
Sunil Bhonsle	55	Executive Vice President, Chief Operating Officer and Director
Richard C. Allen, Ph.D.	62	Executive Vice President, Cell Therapy
Robert E. Farrell, J.D.	55	Executive Vice President and Chief Financial Officer

Louis R.Bucalo, M.D. is the founder of Titan and has served as our President and Chief Executive Officer since January 1993. Dr. Bucalo has served as a director of Titan since March 1993 and was elected Chairman of the Board of Directors in January 2000. From July 1990 to April 1992, Dr. Bucalo was Associate Director of Clinical Research at Genentech, Inc., a biotechnology company. Dr. Bucalo holds an M.D. from Stanford University and a B.A. in biochemistry from Harvard University.

Sunil Bhonsle has served as our Executive Vice President and Chief Operating Officer since September 1995, and has served as a director of Titan since February 2004. Mr. Bhonsle served in various positions, including Vice President and General Manager—Plasma Supply and Manager—Inventory and Technical Planning, at Bayer Corporation from July 1975 until April 1995. Mr. Bhonsle holds an M.B.A. from the University of California at Berkeley and a B.Tech. in chemical engineering from the Indian Institute of Technology.

Richard C. Allen, Ph.D., has served as our Executive Vice President, Cell Therapy, since August 1995. From January 1995 until it was merged into Titan in March 1999, he also served as President and Chief Executive Officer of Theracell, Inc. From June 1991 until December 1994, Dr. Allen was Vice President and General Manager of the Neuroscience Strategic Business Unit of Hoechst-Roussel Pharmaceuticals, Inc. Dr. Allen holds a Ph.D. in medicinal chemistry and a B.S. in pharmacy from the Medical College of Virginia.

Robert E. Farrell has served as our Executive Vice President and Chief Financial Officer since September 1996. Mr. Farrell was employed by Fresenius USA, Inc. from 1991 until August 1996 where he served in various capacities, including Vice President Administration, Chief Financial Officer and General Counsel. His last position was Corporate Group Vice President. Mr. Farrell holds a B.A. from the University of Notre Dame and a J.D. from Hastings College of Law, University of California.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the meeting, nine directors will be elected by the Stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. It is intended that the accompanying proxy will be voted for the election, as directors, of the nine persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by the directors.

The following sets forth the names and ages of the nine nominees for election to the Board of Directors, their respective principal occupations or brief employment history and the period during which each has served as a director of the Company.

Name	Age	Director Since
Louis R. Bucalo, M.D.(1)	46	March 1993
Ernst-Günter Afting, M.D., Ph.D.	62	May 1996
Victor J. Bauer, Ph.D.	70	November 1997
Sunil Bhonsle	55	February 2004
Eurelio M. Cavalier(1)(3)(4)	72	September 1998
Hubert E. Huckel, M.D.(1)(2)(3)	73	October 1995
M. David MacFarlane, Ph.D.(2)(4)	64	May 2002
Ley S. Smith(1)(2)(4)	70	July 2000
Konrad M. Weis, Ph.D.(1)(3)	76	March 1993

(1)                Member of Executive Committee

(2)                Member of Audit Committee

(3)                Member of Compensation Committee

(4)                Member of Nominating Committee

Louis R. Bucalo, M.D., see biographical information set forth above under “Executive Officers.”

Ernst-Günter Afting, M.D., Ph.D., has served on our Board of Directors since May 1996. He has served as the President of the GSF-National Center for Environment and Health, a government research center in Germany, since 1995. From 1984 until 1995, Dr. Afting was employed in various capacities by the Hoechst Group, serving as Divisional Head of the Pharmaceuticals Division of the Hoechst Group from 1991 to 1993 and as President and Chief Executive Officer of Roussel Uclaf (a majority stockholder of Hoechst AG) in Paris from 1993 until 1995. He currently serves on the Board of Directors of Sequenom, Inc.

Victor J. Bauer, Ph.D., has served on our Board of Directors since November 1997. Dr. Bauer serves as the Executive Vice President of Concordia Pharmaceuticals, Inc., a biopharmaceutical company he co-founded in January 2004. From February 1997 through March 2003, Dr. Bauer was employed by Titan, most recently as our Executive Director of Corporate Development. From April 1996 until its merger into Titan, Dr. Bauer also served as a director and Chairman of Theracell. From December 1992 until February 1997, Dr. Bauer was a self-employed consultant to companies in the pharmaceutical and biotechnology industries. Prior to that time, Dr. Bauer was with Hoechst-Roussel Pharmaceuticals Inc., where he served as President from 1988 through 1992.

Sunil Bhonsle, see biographical information set forth above under “Executive Officers.”

Eurelio M. Cavalier has served on our Board of Directors since September 1998. He was employed in various capacities by Eli Lilly & Co. from 1958 until his retirement in 1994, serving as Vice President Sales from 1976 to 1982 and Group Vice President U.S. Pharmaceutical Business Unit from 1982 to 1993. Mr. Cavalier currently serves on the Board of Directors of ProSolv, Inc.

Hubert E. Huckel, M.D., has served on our Board of Directors since October 1995. Dr. Huckel serves as the Executive Chairman of the Board of Concordia Pharmaceuticals, Inc., a biopharmaceutical company he co-founded in January 2004. He served in various positions with The Hoechst Group from 1964 until his retirement in December 1992. At the time of his retirement, Dr. Huckel was Chairman of the Board of Hoechst-Roussel Pharmaceuticals, Inc., Chairman and President of Hoechst-Roussel Agri-Vet Company and a member of the Executive Committee of Hoechst Celanese Corporation. He currently serves on the Board of Directors of Thermogenesis, Corp. and Amarin Pharmaceuticals, plc and is a member of their compensation committees.

M. David MacFarlane, Ph.D., has served on the Board of Directors since May 2002. From 1989 until his retirement in August 1999, Dr. MacFarlane served as Vice President and Responsible Head of Regulatory Affairs of Genentech, Inc. Prior to joining Genentech, Inc., he served in various positions with Glaxo Inc., last as Vice President of Regulatory Affairs.

Ley S. Smith has served on our Board of Directors since July 2000. He served in various positions with The Upjohn Company and Pharmacia & Upjohn from 1958 until his retirement in November 1997. From 1991 to 1993 he served as Vice Chairman of the Board of The Upjohn Company, and from 1993 to 1995 he was President and Chief Operating Officer of The Upjohn Company. At the time of his retirement, Mr. Smith was Executive Vice President of Pharmacia & Upjohn, and President of Pharmacia & Upjohn’s U.S. Pharma Product Center. He currently serves on the Board of Directors of Protana, Inc.

Konrad M. Weis, Ph.D., has served on our Board of Directors since March 1993. He is the former President, Chief Executive Officer and Honorary Chairman of Bayer Corporation. Dr. Weis serves as a director of PNC Equity Management Company, Michael Baker Corporation, Visible Genetics, Inc. and Demegen, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE NOMINEES.

Director Compensation

Non-employee directors are entitled to receive a fee for each meeting attended and all directors are entitled to receive stock options pursuant to our stockholder-approved stock option plans, including an initial grant of 10,000 options upon becoming a director, a biennial grant of 20,000 options thereafter, and an annual grant of 5,000 options for each committee on which they serve. During 2004, each director was granted an annual option to purchase 5,000 shares of our common stock at an exercise price of $2.37, which was equal to the fair market value of our common stock at date of grant, with respect to each committee of the Board on which each director served. In addition to having their out-of-pocket expenses reimbursed, non-employee directors received $2,500 for each Board of Directors meeting attended in 2004. Directors are not precluded from serving us in any other capacity and receiving compensation therefore.

We are a party to a consulting agreement with Dr. Ernst-Günter Afting pursuant to which he receives fees of $7,000 annually.

Board Committees

The Board of Directors has an Executive Committee, a Compensation Committee, a Nominating Committee and an Audit Committee.

Executive Committee.   The Executive Committee exercises all the power and authority of the Board of Directors in the management of Titan between Board meetings, to the extent permitted by law. During 2004, the Executive Committee met once.

Compensation Committee.   The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for our officers, including our Chief Executive Officer, and employees and administers our stock option plans. The Compensation Committee consists of three directors, each of whom meets the independence requirements and standards currently established by the American Stock Exchange. During 2004, the Compensation Committee met once.

Nominating Committee.   The purpose of the Nominating Committee is to assist the Board of Directors in identifying qualified individuals to become board members, in determining the composition of the Board of Directors and in monitoring a process to assess Board effectiveness. The Nominating Committee consists of three directors, each of whom meets the independence requirements and standards currently established by the American Stock Exchange. The Nominating Committee did not meet during 2004 but took action by unanimous consent. The Nominating Committee operates under a written charter, a copy of which was included with the Company’s proxy statement for the 2004 Annual Meeting. Although it has not done so in the past, the Nominating Committee may retain search firms to assist in identifying suitable director candidates.

The Nominating Committee will consider director candidates recommended by security holders. Potential nominees to the Board of Directors are required to have such experience in business or financial matters as would make such nominee an asset to the Board of Directors and may, under certain circumstances, be required to be “independent”, as such term is defined in the American Stock Exchange Rules and applicable SEC regulations. Security holders wishing to submit the name of a person as a potential nominee to the Board of Directors must send the name, address, and a brief (no more than 500 words) biographical description of such potential nominee to the Nominating Committee at the following address: Nominating Committee of the Board of Directors, c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080. Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the Nominating Committee, and/or any other method the Nominating Committee deems appropriate, which may, but need not, include a questionnaire. The Nominating Committee may solicit or receive information concerning potential nominees from any source it deems appropriate. The Nominating Committee need not engage in an evaluation process unless (i) there is a vacancy on the Board of Directors, (ii) a director is not standing for re-election, or (iii) the Nominating Committee does not intend to recommend the nomination of a sitting director for re-election. A potential director nominee recommended by a security holder will not be evaluated any differently than any other potential nominee.

Audit Committee.   The Audit Committee consists of three directors, each of whom meets the independence requirements and standards currently established by the American Stock Exchange and the SEC. In addition, the Board of Directors has determined that Mr. Ley Smith is an “audit committee financial expert” and “independent” as defined under the relevant rules of the SEC and the American Stock Exchange. The Audit Committee assists the Board by overseeing the performance of the independent auditors and the quality and integrity of Titan’s internal accounting, auditing and financial reporting practices. The Audit Committee is responsible for retaining (subject to stockholder ratification) and, as necessary, terminating, the independent auditors, annually reviews the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approves audit and non-audit services to be performed by the auditors and related fees. The Audit Committee operates under a written charter, a copy of which was included with the Company’s proxy statement for the 2004 Annual Meeting. During 2004, the Audit Committee met five times.

Meetings of the Board

The Board of Directors met five times during 2004. Each director is expected to attend meetings of our Board of Directors and meetings of committees of our Board of Directors of which he is a member, and to spend the time necessary to properly discharge his respective duties and responsibilities. During 2004, each incumbent director attended at least 75% of the total number of meetings of our Board of Directors and meetings of committees of our Board of Directors of which he was a member, except that Dr. Weiss was unable to attend one committee meeting and one Board of Directors meeting out of the seven total meetings held by the Board of Directors or the Executive Committee in 2004. We do not have a policy with regard to Board members’ attendance at annual meetings of stockholders. Dr. Bucalo and Mr. Bhonsle attended the 2004 annual meeting of stockholders.

Communications with the Board of Directors

The Board of Directors maintains a process for stockholders to communicate with the Board. Stockholders wishing to communicate with the Board or any individual director must mail a communication addressed to the Board or the individual director to the Board of Directors, c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080. Any such communication must state the number of shares of common stock beneficially owned by the stockholder making the communication. All of such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case we have the authority to discard the communication or take appropriate legal action regarding the communication.

AUDIT COMMITTEE REPORT(1)

The Audit Committee operates pursuant to its adopted charter. Members of the Audit Committee are independent, within the meaning of Section 121(A) of the American Stock Exchange Listing Standards, Policies and Requirements.

The Audit Committee oversees the Company’s financial control and reporting processes on behalf of the Board of Directors. Management is responsible for the financial reporting process including the systems of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States. The independent auditors are responsible for planning and performing an audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and for auditing management’s assessment of internal control over financial reporting. The independent auditor is responsible for expressing an opinion on those financial statements and on management’s assessment and the effectiveness of internal control over financial reporting based on their audit.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2004 with management and the independent auditors, including a discussion of the adoption of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements and those matters required to be discussed under SAS 61, as amended by SAS 90. In addition, the Audit Committee has received the written disclosures and letter from the independent auditors as required by

(1)          The material in the above Audit and Compensation Committee reports is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Independence Standards Board No. 1, and has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board No.1.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of Odenberg, Ullakko, Muranishi & Co. LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005.

Ley Smith, Chair
Hubert E. Huckel, M.D.
M. David MacFarlane, Ph.D.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

The goal of the Company’s executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting, motivating and retaining experienced executive officers. The Compensation Committee’s informal executive compensation philosophy (which applies generally to all executive officers of the Company, including the President and Chief Executive Officer) considers a number of factors, which may include:

•       providing levels of compensation competitive with companies in comparable industries which are at a similar stage of development and in the Company’s geographic area;

•       identifying appropriate performance goals for the Company;

•       integrating the compensation of the executive officers of the Company with the achievement of performance goals;

•       rewarding above average corporate performance; and

•       recognizing and providing incentive for individual initiative and achievement.

The executive officers receive base salaries pursuant to the terms of their employment agreements with the Company. See “Executive Compensation—Employment Contracts, Termination of Employment and Change-in-Control Arrangements.” Cash and option bonus awards are determined based on a range of measures and internal targets set before the start of each fiscal year and in part by comparison to the compensation of executive officers of comparable biotechnology and pharmaceutical companies. The Compensation Committee considers the Company’s performance under these measures and uses its subjective judgment and discretion in approving individual compensation. During fiscal 2004, the annual option grants to, and cash bonuses earned by, the Company’s executive officers reflected the Company’s recognition of the milestones the executive officers assisted the Company in achieving during the year.

(1)          The material in the above Audit and Compensation Committee reports is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

The Compensation Committee endorses the position that equity ownership by the executive officers of the Company is beneficial in aligning their interests with those of our stockholders, especially in the enhancement of stockholder value by providing the executive officers with longer-term incentives. The Compensation Committee has implemented its policy on longer-term compensation to executive officers, including the Chief Executive Officer, generally by granting to an executive officer upon joining the Company stock options with vesting over a period of 48 months commencing from the date of grant but requiring at least 12 months of employment for any option to vest. During fiscal 1997, the Compensation Committee made a determination to implement an annual option grant program to executive officers to be based upon the findings in the Radford Associates-Biotechnology Compensation Survey, 1997. During fiscal 1998, the first annual option grants based on the results of such survey were made.

The Compensation Committee also approved the terms and provisions of the one-year extension of Dr. Bucalo’s employment agreement.

Eurelio M. Cavalier, Chair
Hubert E. Huckel, M.D.
Konrad M. Weis, Ph.D.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer. The Code was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2003. A written copy of the Code will be provided upon request at no charge by writing to our Chief Financial Officer, Titan Pharmaceuticals, Inc., 400 Oyster Point Boulevard, South San Francisco, California 94080.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth the aggregate compensation awarded to, earned by, or paid to the Chief Executive Officer and to executive officers whose annual compensation exceeded $100,000 for the fiscal year ended December 31, 2004 (collectively, the named executive officers) for services during the fiscal years ended December 31, 2004, 2003 and 2002:

Summary Compensation Table

	Annual Compensation			Other
Name and Principal Position	Year	Salary	Bonus	Compensation
Louis R. Bucalo, M.D.	2004	$357,042	—	—
President and Chief Executive Officer	2003	$348,038	—	—
	2002	$339,896	—	—
Sunil Bhonsle	2004	$272,125	—	—
Executive Vice President and	2003	$265,276	—	—
Chief Operating Officer	2002	$259,167	—	—
Richard C. Allen, Ph.D.	2004	$238,200	—	—
Executive Vice President,	2003	$232,230	—	—
Cell Therapy	2002	$226,821	—	—
Robert E. Farrell, J.D.	2004	$227,217	—	—
Executive Vice President and	2003	$221,447	—	—
Chief Financial Officer	2002	$216,254	—	$59,766 (1)

(1)          The amount disclosed for Mr. Farrell represents an accrued vacation payment made in 2002.

Option Grants in Last Fiscal Year

The following table contains information concerning the stock option grants made to the named executive officers during the fiscal year ended December 31, 2004. No stock appreciation rights were granted to these individuals during such year.

	Individual Grant				Potential Realizable
	Number of Securities Underlying Options	% Of Total Options Granted to Employees In	Exercise or Base Price	Expiration	Value at Assumed Annual Rate of Stock Price Appreciation For Option Terms
Name	Granted	Fiscal Year	($/Sh)(1)	Date	5%	10%
Louis R. Bucalo	75,000	6.73%	$3.69	02/09/2014	$174,047	$441,068
Louis R. Bucalo	20,000	1.79%	$2.37	09/01/2014	$32,416	$79,693
Sunil Bhonsle	60,000	5.38%	$3.69	02/09/2014	$139,237	$352,855
Richard C. Allen	30,000	2.69%	$3.69	02/09/2014	$69,619	$176,427
Robert E. Farrell	35,000	3.14%	$3.69	02/09/2014	$81,222	$205,832

(1)          The exercise price may be paid in cash, in shares of common stock valued at the fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning option exercises and option holdings for the fiscal year ended December 31, 2004 with respect to the named executive officers. No stock appreciation rights were exercised during such year or were outstanding at the end of that year.

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-The-Money Options at FY-End(1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Louis R. Bucalo	81,755	$253,441	1,552,356	109,063	$230,149	$41,779
Sunil Bhonsle	—	—	681,655	66,250	$75,250	$10,750
Richard C. Allen	—	—	565,309	34,375	$241,396	$7,525
Robert E. Farrell	—	—	277,677	39,375	$155,799	$7,525

(1)          Based on the fair market value of our common stock at year-end, $3.22 per share, less the exercise price payable for such shares.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

We are a party to an employment agreement with Dr. Bucalo which, as amended in February 2005, expires in February 2008 and provides for a base annual salary of $210,000, subject to annual increases of 5% and bonuses of up to 25% at the discretion of the Board of Directors. In the event of the termination of the agreement by us without just cause or by Dr. Bucalo for just cause, we are obligated to make severance payments equal to his base annual salary for the greater of the balance of the term of the agreement or two years, subject to offset for earnings after the first 18 months.

Employment agreements with each of Dr. Allen, Mr. Bhonsle and Mr. Farrell provide for a base annual salary of $185,000 subject to automatic annual increases based on increases in the consumer price index, and bonuses of up to 20% at the discretion of the Board of Directors. In the event the employee’s employment is terminated other than for “good cause” (as defined in each employment agreement), we are obligated to make severance payments equal to the base annual salary for six months. All of the agreements contain confidentiality provisions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

There was a failure to timely file Form 4s to report the February 4, 2004 grants of stock options to officers of the Company. Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all other filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during 2004.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Members of our Compensation Committee of the Board of Directors were Mr. Eurelio M. Cavalier, Dr. Hubert E. Huckel and Dr. Konrad M. Weis. No member of our Compensation Committee was, or has been, an officer or employee of Titan or any of our subsidiaries.

No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with Executive Officers or Directors of the Company or another entity.

STOCK PRICE PERFORMANCE PRESENTATION

The following chart compares the cumulative total stockholder return on the Company’s Shares with the cumulative total stockholder return of (i) the Amex Market Index and (ii) a peer group index consisting of companies reporting under the Standard Industrial Classification Code 2834 (Pharmaceutical Preparations):

COMPARE CUMULATIVE TOTAL RETURN
AMONG TITAN PHARMACEUTICALS, INC.,
AMEX MARKET INDEX AND SIC CODE INDEX

Assumes $100 invested on December 31, 1998 and assumes dividends reinvested. Measurement points are at the last trading day of the fiscal years ended December 31, 2000, 2001, 2002, 2003 and 2004. The material in this chart is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

PROPOSAL NO. 2

Approval of an amendment to our
Certificate of Incorporation to increase the authorized
number of Shares to 75,000,000 from 50,000,000.

On May 3, 2005, our Board of Directors unanimously adopted a resolution approving a proposal to amend our Amended and Restated Certificate of Incorporation to increase the number of Shares that we are authorized to issue from 50,000,000 to 75,000,000 (the “Amendment”), subject to stockholder approval at the Annual Meeting.

A form of the Amendment is attached to this Proxy Statement as Appendix A. The additional 25,000,000 shares of Common Stock, if and when issued, will have the same rights and privileges as the shares of Common Stock presently issued and outstanding. Each holder of Common Stock is entitled to one vote per share on all matters submitted to a vote of stockholders. The Common Stock does not have cumulative voting rights. The holders of Common Stock share ratably on a per share basis in any dividends when, as and if declared by the Board of Directors out of funds legally available therefor and in all assets remaining after the payment of liabilities in the event of the liquidation, dissolution or winding up of the Company. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

Purposes and certain possible effects of
increasing the number of authorized Shares

Our Amended and Restated Certificate of Incorporation, as amended to date, authorizes us to issue 50,000,000 Shares and 5,000,000 shares of preferred stock, $0.001 par value per share.

As of the Record Date we had issued and outstanding                     Shares and no shares of preferred stock issued and outstanding. At that date, there were an additional                     Shares issuable upon the occurrence of certain events in connection with our acquisition of Developmental Therapeutics Inc. and                     Shares available for issuance pursuant to our stock option plans.

At March 31, 2005, we had $31.0 million of cash, cash equivalents, and marketable securities compared to $36.3 million at December 31, 2004. We expect to continue to incur substantial additional operating losses from costs related to continuation and expansion of product and technology development, clinical trials, and administrative activities. We believe that we currently have sufficient working capital to sustain our planned operations into the second quarter of 2006. We will need to seek additional financing to continue our product development activities, and will be required to obtain substantial funding to commercialize any products other than iloperidone or Spheramine that we may successfully develop. If we are unable to complete a debt or equity offering, or otherwise obtain sufficient financing when and if needed, we may be required to reduce, defer or discontinue one or more of our product development programs. Although we have not entered into any binding arrangements relating to the sale of Shares, we have an active shelf registration statement on file with the SEC and are exploring various financing alternatives. It is likely that the additional capital we are seeking to raise will be through the sale of the Shares or securities exercisable for or convertible into Shares, including a portion of the Shares that would be authorized by the adoption of the amendment to our Amended and Restated Certificate of Incorporation.

The Board of Directors believes that the increase in the number of authorized Shares at this time will provide us with the flexibility to execute our business plan by having an adequate number of authorized but unissued Shares available to facilitate potential equity financings, acquisitions, business combinations, stock dividends, stock options, stock splits, recapitalizations and other general corporate purposes, without the expense or delay attendant in seeking stockholder approval at a special or annual meeting at a time when such Shares would be needed (except as may be required by law or by any stock exchange or over-the-counter market on which our securities may then be listed).

The failure to approve the proposal will limit our ability to finance our working capital needs and may prevent us from executing business activities and initiatives proposed by management and approved by the Board of Directors. If this proposal is approved, prior to any issuance of Shares, the Board of Directors will consider factors including, among others, management’s proposed business plan, the then current market price of the Shares, the proposed offering price of the Shares, the potential dilution to our stockholders, our working capital needs, and the terms and availability of alternative sources of financing.

Although it is not the purpose of the proposed Amendment, the authorized but unissued Shares also could be used by the Board of Directors to discourage, delay or make more difficult a change in control of the Company. The Board of Directors is not aware of any pending or proposed effort to acquire control of the Company.

The proposed Amendment will not affect the rights of existing holders of Shares except to the extent that any future issuances of Shares will reduce each existing stockholder’s proportionate ownership of our equity.

If the proposed Amendment is approved, it will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES FROM 50,000,000 TO 75,000,000.

PROPOSAL NO. 3

Approval of an amendment to our
2002 Stock Option Plan to permit the grant
of restricted stock and
stock appreciation rights to plan participants and to
increase the number of Shares available for grant
under the Plan from 2,000,000 to 3,000,000

On May 3, 2005, our Board of Directors unanimously adopted, subject to stockholder approval at the Annual Meeting, an amendment to the Company’s 2002 Stock Option Plan (the “2002 Plan”) to (i) permit the issuance of Shares of restricted stock and stock appreciation rights to participants under the 2002 Plan, and (ii) increase the number of Shares issuable pursuant to grants under the 2002 Plan from 2,000,000 to 3,000,000. On the same date, the Board of Directors amended the 2002 Plan by changing the definition of the “fair market value” of a share of Common Stock to comply with recent legislative changes. The amendment to the definition of “fair market value” did not require stockholder approval.

The purposes of the 2002 Plan are to attract and retain key employees, directors, consultants and advisors who are expected to contribute to our future growth and success and to provide additional incentive by permitting such individuals to participate in the ownership of the Company, and the criteria to be utilized by the Committee in granting options pursuant to the 2002 Plan, will be consistent with these purposes. There are currently options to purchase                     Shares outstanding under the 2002 Plan. Any proceeds derived from the sale of Shares subject to options will be used for general corporate purposes. A copy of the 2002 Plan as it would be amended by the approval of Proposal 3 is attached to this Proxy Statement as Appendix B.

The 2002 Plan currently provides only for the issuance of up to 2,000,000 Shares pursuant to options under the 2002 Plan. If Proposal 3 is approved, the administrators of the 2002 Plan will be permitted to issue restricted Shares, stock appreciation rights and options to purchase Shares to participants and to issue awards for up to 3,000,000 Shares pursuant to the 2002 Plan. The addition of restricted stock awards and stock appreciation rights and the increase in the number of Shares that may be granted under the 2002 Plan will (i) provide the Board of Directors with additional flexibility to determine how to provide the most incentive to participants and the type of incentives to grant due to the recent changes in the accounting rules with respect to the issuance of stock options, and (ii) provide us with a sufficient number of Shares issuable pursuant to the 2002 Plan to insure that we will be able to provide our employees with adequate incentives.

Neither the Compensation Committee nor the Board of Directors has made any determination as to how plan benefits will be allocated in the future.

Summary of the 2002 Plan, as it would be amended by Proposal 3

Under the 2002 Plan, as it would be amended by Proposal 3, up to 3,000,000 Shares are authorized for issuance to employees, officers and directors of, and consultants or advisors to, the Company and any subsidiary corporations pursuant to options, restricted stock awards or stock appreciation rights. Options granted under the 2002 Plan may be either incentive stock options (incentive options) within the meaning of Section 422 of the Code and/or options that do not qualify as incentive options (nonqualified options); provided, however, that only employees of the Company or a subsidiary corporation are eligible to receive incentive options. The 2002 Plan, which expires in June 2012, is administered by a committee of not less than two outside members of the Board of Directors (the “Committee”). There are currently approximately           persons who are eligible to participate in the 2002 Plan:              non-officer employees, four officers, seven non-employee directors and           consultants or advisors.

Incentive options granted under the 2002 Plan are exercisable for a period fixed by the Committee, but no longer than 10 years from the date of grant, at an exercise price which is not less than the fair market value of the Shares on the date of the grant, except that the term of an incentive option granted under the 2002 Plan to a stockholder who owns (or is deemed to own) more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Shares on the date of grant. To the extent that the aggregate fair market value, as of the date of grant, of the Shares for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a nonqualified option. Nonqualified options granted under the 2002 Plan are exercisable for a period fixed by the Committee, but no longer than 10 years from the date of grant, at an exercise price which is not less than the fair market value of the Shares on the date of the grant.

Options granted under the 2002 Plan to employees (including officers) of the Company may be exercised only while the optionee is employed by the Company or within three months of the date of termination of the employment relationship, except that: (i) if the individual is terminated for cause, the option shall terminate immediately and no longer be exercisable, (ii) if nonqualified options which are exercisable at the time the optionee’s employment is terminated by death or permanent disability such options may be exercised within two years of the date of termination of the employment relationship, (iii) if incentive options which are exercisable at the time the optionee’s employment is terminated by death or permanent disability may be exercised within one year of the date of termination of the employment relationship, and (iv) in the case of the retirement of an optionee, (a) nonqualified options will be exercisable prior to the date which is the earlier of two years following the date of retirement or the expiration date of the option and (b) incentive options will be exercisable prior to the earlier of the date which is three months following the date of retirement or the expiration of the option. With respect to options granted to individuals who are not employees of the Company, the Committee shall determine the consequences, if any, of the termination of the optionee’s relationship with the Company. Payment of the exercise price of an option may be made by cash, by surrender of Shares having a fair market value equal to the exercise price, or by any other means that the Committee determines.

Each restricted stock award will be evidenced by a written restricted stock agreement. No cash or other consideration will be required to be paid by the plan participant to receive the Shares other than in the form of services performed under the terms and conditions determined by the Committee and specified in the restricted stock agreement. Terms and conditions for Shares that are part of the award may include the completion of a specified number of years of service or attaining certain performance goals prior to the restricted Shares subject to the award becoming vested. Upon termination, if the restricted stock is not vested, the Company may repurchase the restricted stock from the participant on the terms and conditions contained in the restricted stock agreement.

A stock appreciation right means the right to receive payment in Shares (or, if permitted by Section 409A of the Code without causing the stock appreciation rights to be treated as deferred compensation subject to thereto, cash) in an amount equal to the excess of the fair market value of the Shares on the date of exercise and the fair market value of the Shares at the time of grant. Each stock appreciation right will be evidenced by a written stock appreciation right agreement. No cash or other consideration will be required to be paid by the plan participant to receive the cash or Shares, other than the terms and conditions determined by the Committee and specified in the stock appreciation right agreement. Terms and conditions for Shares that are part of the award could include the completion of a specified number of years of service or attaining certain performance goals prior to the rights subject to the award becoming vested. A plan participant holding a stock appreciation right will have none of the rights of a stockholder (including the right to receive the payment of cash dividends) until such time as Shares, if any, are actually issued. Upon termination of the employment of an employee, any unvested portion of a stock appreciation right will be forfeited.

A participant may be granted more than one award under the 2002 Plan. The Committee will, in its discretion, determine (subject to the terms of the 2002 Plan), among other things, who will be granted an award, the time or times at which awards shall be granted, and the number of Shares subject to each award, whether options are incentive options or nonqualified options, the manner in which options may be exercised and the vesting schedule of any award. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors deemed relevant in accomplishing the purposes of the 2002 Plan. No awards may be granted under the 2002 Plan after July 5, 2012. The maximum number of Shares issuable pursuant to awards granted to a plan participant in a fiscal year of the Company is 500,000.

The 2002 Plan may be amended or terminated by the Board at any time, provided that no amendment requiring stockholder approval by law or by the rules of the American Stock Exchange or any other market in which Shares are traded may be made without stockholder approval, and further, that there shall be no amendment to the terms of any options under the 2002 Plan which would result in the repricing of an award, the cancellation of an award and substitution with an award with a lower exercise price or any similar amendment without stockholder approval. Also, no amendment or termination may materially adversely affect any outstanding award without the written consent of the participant. The foregoing summary of the 2002 Plan is qualified in its entirety by the specific language of the 2002 Plan.

If Proposal 3 is not adopted, the 2002 Plan will remain in full force and effect unamended.

Federal Income Tax Consequences

The following is a general summary of the federal income tax consequences under current tax law of options, stock appreciation rights and restricted stock. It does not purport to cover all of the special rules, including special rules relating to participants subject to Section 16(b) of the Exchange Act and the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares or the ownership and disposition of restricted stock.

A participant will not recognize taxable income for federal income tax purposes upon the grant of a nonqualified option or an incentive option.

Upon the exercise of an incentive option, the optionee will not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an incentive option more than two years after the date of grant and more than one year after the transfer of the shares to him or her, the optionee will recognize long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, all or a portion of the gain will be treated as ordinary income and the Company will generally be entitled to deduct such amount. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain.

Upon the exercise of a nonqualified option, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company will generally be entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a nonqualified option, he or she will recognize long-term or short-term capital gain or loss , depending on the period for which the shares were held.

In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee’s regular tax. For this purpose, upon the exercise of an incentive option, the excess of the fair market value of the shares over the exercise price therefor is an adjustment which increases alternative minimum taxable income. In addition, the optionee’s basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the incentive option adjustment) is allowed as a credit against the optionee’s regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

A participant who receives a grant of restricted stock will generally receive ordinary income equal to the fair market value of the stock at the time the restriction lapses. Alternatively, the participant may elect to be taxed on the value at the time of grant. The Company is generally entitled to a deduction at the same time and in the same amount as the income required to be included by the participant.

A participant does not recognize income upon the grant of a stock appreciation right. The participant has ordinary income upon exercise of the stock appreciation right equal to the increase in the value of the underlying shares, and the Company will generally be entitled to a deduction for such amount.

Equity Compensation Plan Information

The following table sets forth aggregate information regarding our equity compensation plans in effect as of December 31, 2004:

Plan Category	Number of Securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,090,831	$9.18	1,399,146
Equity compensation plans not approved by security holders(1)(2)	2,354,555	$7.01	65,091
Total	6,445,386	$8.39	1,464,237

(1)          In August 2002, we amended our 2001 Employee Non-Qualified Stock Option Plan. Pursuant to this amendment, a total of 1,750,000 shares of common stock were reserved and authorized for issuance for option grants to employees and consultants who are not officers or directors of Titan.

(2)          In November 1999 and in connection with the redemption of warrants, we granted 813,000 non-qualified stock options outside of our stock option plans to our executive officers, at an exercise price of $12.69, vesting equally over 36 months from the date of grant.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2002 PLAN TO INCREASE THE NUMBER OF SHARES SUBJECT TO THE 2002 PLAN FROM 2,000,000 TO 3,000,000 AND TO PERMIT THE GRANTING OF RESTRICTED STOCK AND STOCK APPRECIATION RIGHTS PURSUANT TO THE 2002 PLAN.

PROPOSAL NO. 4

SELECTION OF INDEPENDENT AUDITORS

Subject to ratification by the stockholders, the Audit Committee has reappointed Odenberg, Ullakko, Muranishi & Co. LLP (“OUM”) as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2005. Ernst & Young LLP (“E&Y”) served as our principal accountant for the fiscal year ended December 31, 2003 and until November 8, 2004, the effective date of their resignation. OUM were engaged as our principal accountant effective November 9, 2004, the filing date of our Form 10-Q for the quarter ended September 30, 2004.

The reports of E&Y on the Company’s financial statements for the two fiscal years ended December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2003, and in the subsequent interim period through November 8, 2004, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their report. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

A representative of OUM is expected to be present at the annual meeting, with the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions.

If the selection of OUM is not ratified, or if prior to the next annual meeting of stockholders such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent auditors whose selection for any period subsequent to the next annual meeting will be subject to stockholder ratification at such meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF APPOINTMENT OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP AS TITAN’S INDEPENDENT AUDITORS FOR 2005.

Fees of Independent Auditor

Aggregate fees billed to us by OUM and E&Y during the fiscal years ended December 31, 2004 and 2003 were:

	2004	2003
Audit Fees	$213,200	$175,500
Audit-Related Fees	33,000	9,900
Tax Fees	30,000	63,900
All Other Fees	—	—
Total	$276,200	$249,300

The amounts related to fiscal year 2004 include audit fees of $43,200 and audit related fees of $33,000 billed by E&Y for services provided as our principal accountants up to November 8, 2004.

Audit Fees—This category includes aggregate fees billed by our independent auditors for the audit of Titan’s annual financial statements, audit of management’s assessment and effectiveness of internal controls over financial reporting, review of financial statements included in our quarterly reports on

Form 10-Q and services that are normally provided by the auditor in connection with statutory and regulatory filings for those fiscal years.

Audit-Related Fees—This category consists of services by our independent auditors that, including accounting consultations on transaction related matters, are reasonably related to the performance of the audit or review of Titan’s financial statements and are not reported above under Audit Fees.

Tax Fees—This category consists of professional services rendered for tax compliance and preparation of Titan’s corporate tax returns and other tax advice.

All Other Fees—During the years ended December 31, 2004 and 2003, Ernst &Young LLP and Odenberg, Ullakko, Muranishi & Co. LLP did not incur any fees for other professional services.

The Audit Committee reviewed and approved all audit and non-audit services provided by Ernst &Young LLP and Odenberg, Ullakko, Muranishi & Co. LLP and concluded that these services were compatible with maintaining its independence. The Audit Committee approved the provision of all non-audit services by each firm.

Pre-Approval Policies and Procedures

In accordance with the SEC’s new auditor independence rules, which became effective on May 6, 2003, the Audit Committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to Titan by its independent auditor.

Prior to the engagement of the independent auditor for any fiscal year’s audit, management submits to the Audit Committee for approval lists of recurring audit, audit-related, tax and other services expected to be provided by the auditor during that fiscal year. The Audit Committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

The fees for any services listed in a pre-approval schedule are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. The Audit Committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent auditor for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the Audit Committee on a case-by-case basis.

Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent auditors as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

The Audit Committee will not grant approval for:

•       any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to Titan;

•       provision by the independent auditor to Titan of strategic consulting services of the type typically provided by management consulting firms; or

•       the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of Titan’s financial statements.

Tax services proposed to be provided by the auditor to any director, officer or employee of Titan who is in an accounting role or financial reporting oversight role must be approved by the Audit Committee on a case-by-case basis where such services are to be paid for by Titan, and the Audit Committee will be informed of any services to be provided to such individuals that are not to be paid for by Titan.

In determining whether to grant pre-approval of any non-audit services in the “all other” category, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

•       whether the service creates a mutual or conflicting interest between the auditor and the Company;

•       whether the service places the auditor in the position of auditing his or her own work;

•       whether the service results in the auditor acting as management or an employee of the Company; and

•       whether the service places the auditor in a position of being an advocate for the Company.

GENERAL

Management does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Titan will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to Stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at our request. In addition to the solicitation of proxies by use of the mails, officers and regular employees of Titan may solicit proxies without additional compensation, by telephone or telegraph. We have engaged D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, to assist in the distribution of proxy solicitation materials and the solicitation of votes. For its services, D.F. King & Co., Inc. will receive a fee of [$                  ], plus reimbursement of certain out-of-pocket expenses. We may reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies.

Titan will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of our Annual Report on Form 10-K/A for the year ended December 31, 2004 (as filed with the Securities and Exchange Commission) including the financial statements thereto. All such requests should be directed to Sunil Bhonsle, 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.

WHERE YOU CAN FIND MORE INFORMATION

Titan files annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. Titan’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room.

The SEC allows Titan to “incorporate by reference” information that we file with the SEC in other documents into this proxy statement. This means that Titan can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. The information that Titan files with the SEC in the future and incorporates by reference in this proxy statement automatically updates and supersedes previously filed information. Such updated and superceded information will not, except as so modified or superceded, constitute part of this proxy statement.

Titan incorporates by reference into this proxy statement each document we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the Annual Meeting. We also incorporate by reference into this proxy statement the following documents that we filed with the SEC under the Exchange Act:

•       Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, filed on April 15, 2005; and

•       Our quarterly report on Form 10-Q for the quarter ended March 31, 2005, filed on May 10, 2005.

STOCKHOLDER PROPOSALS

The Annual Meeting of Stockholders for the fiscal year ending December 31, 2005 is expected to be held in July 2006. Any stockholder proposal intended to be included in the Company’s proxy statement and form of proxy for presentation at the 2006 Annual Meeting of Stockholders (the “2006 Meeting”) pursuant to Rule 14a-8 (“Rule 14a-8”), as promulgated under the Securities Exchange Act of 1934, must be received by the Company not later than March 16, 2006. As to any proposals submitted for presentation at the 2006 Meeting outside the processes of Rule 14a-8, the proxies named in the form of proxy for the 2006 Meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before June 2, 2006.

By Order of the Board of Directors,
Louis R. Bucalo, M.D.
Chairman, President and Chief Executive Officer
Dated: June 16, 2005

APPENDIX A

Form of Proposed Amendment to Article Fourth of the Company’s Certificate of Incorporation.

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
TITAN PHARMACEUTICALS, INC.

It is hereby certified as follows:

The name of the corporation is:   Titan Pharmaceuticals, Inc. (the “Corporation”).

The certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 7, 1992 (the “Certificate of Incorporation”).

The Certificate of Incorporation is hereby amended by striking Article FOURTH thereof in its entirety and substituting in lieu thereof a new Article FOURTH, which shall read in its entirety as follows:

“FOURTH:   The total number of shares of all classes of stock which the Corporation shall be authorized to issue is Eighty Million (80,000,000) shares, of which Seventy-Five Million (75,000,000) shall be designated as Common Stock, par value of $.001 per share, and Five Million (5,000,000) shall be designated as Preferred Stock, par value of $.001 per share.”

FOURTH:   This Certificate of Amendment of Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

FIFTH:   Pursuant to a resolution of the Board of Directors and in accordance with Section 228 of the Delaware General Corporation Law, a written consent of the stockholders of the Corporation approved the amendment by a vote of the necessary number of shares required by statute.

IN WITNESS WHEREOF, the undersigned affirms that the statements made herein are true under the penalties of perjury, this      day of                      2005.

Name:
Title:

APPENDIX B

Form of 2002 Stock Incentive Plan, as it would be amended if Proposal 3 is adopted.

TITAN PHARMACEUTICALS, INC.

AMENDED AND RESTATED
2002 STOCK INCENTIVE PLAN

1.      Purpose.   Titan Pharmaceuticals, Inc., a Delaware corporation (“Titan”), desires to attract and retain the best available talent and to encourage the highest level of performance. The Titan Pharmaceuticals, Inc. Amended and Restated 2002 Stock Incentive Plan (the “Plan”) is intended to contribute significantly to the attainment of these objectives by affording eligible employees and independent contractors of Titan and its Affiliates (as defined in Section 19) (collectively, with Titan, the “Company”) the opportunity to acquire a proprietary interest in Titan through the grant of (i) stock options (“Options”) to purchase shares of common stock, $.001 par value per share, of Titan (the “Common Stock”), (ii) restricted shares of Common Stock (“Restricted Stock”), and (iii) stock appreciation rights to receive a payment in Common Stock (or, if permitted by Section 409A of the Code without causing the stock appreciation rights to be treated as deferred compensation subject to thereto, cash) equal to the amount of the excess of the Fair Market Value of the Common Stock on the date of exercise over the Fair Market Value of the Common Stock on the date of grant (“Stock Appreciation Rights”; and collectively with Options and Restricted Stock, “Awards,” and each individually an “Award”).

2.      Administration.

(a)    The Plan shall be administered by a committee (the “Committee”) of not fewer than two members of the board of directors of Titan (the “Board”) who shall be appointed by and serve at the pleasure of the Board. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to grants to officers and directors, each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 and, to the extent necessary to exclude Options granted under the Plan from the calculation of the income tax deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations promulgated thereunder. A majority of the Committee shall constitute a quorum.

(b)    The Committee shall have and may exercise all of the powers of the Board under the Plan, other than the power to appoint a director to Committee membership. The Committee shall have plenary authority in its discretion, subject to and consistent with the express provisions of the Plan, to direct the grants of Awards; to determine the numbers of shares of Common Stock covered by each Award, the purchase price, if any, of the Common Stock covered by each Award, the individuals to whom an Award is given (each a “Grantee”), the time or times at which the Award shall be granted or may vest; to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, such rules and regulations as it shall deem advisable so that transactions involving Awards may qualify for exemption under such rules and regulations as the Securities and Exchange Commission may promulgate from time to time exempting transactions from Section 16(b) of the Exchange Act; to determine the terms and provisions of, and to cause the Company to enter into, agreements with Grantees in connection with Awards under the Plan (“Award Agreements”), which Award Agreements may vary from one another, as the Committee shall deem appropriate; to amend any Award Agreement from time to time with the consent of the Grantee; and to make all other determinations the Committee may deem necessary or advisable for the administration of the Plan. Every action, decision, interpretation or determination made by the Committee or the Board with respect to the application or administration of the Plan shall be conclusive and binding upon the

Company and any person having or claiming any interest pursuant to any Award granted under the Plan.

(c)    Except as otherwise required by law, no member of the Board or the Committee shall be liable for anything whatsoever in connection with the administration of the Plan other than such member’s own willful misconduct. Under no circumstances shall any member of the Board or the Committee be liable for any act or omission of any other member of the Board or the Committee. The Board and the Committee shall be entitled to rely, in the performance of its functions with respect to the Plan, upon information and advice furnished by Titan’s officers, Titan’s accountants, Titan’s legal counsel and any other party the Board and Committee deems necessary. No member of the Board or Committee shall be liable for any action taken or not taken in reliance upon any such advice.

(d)    Each Award under the Plan shall be deemed to have been granted when the determination of the Committee with respect to such Award is made. Once an Award has been granted, all conditions and requirements of the Plan with respect to such Award shall be deemed conditions on exercise, not grant.

3.      Eligible Persons.   Subject in the case of ISOs to Section 7(g)(i), Awards may be granted to employees, officers and directors of, and consultants and advisors to, the Company. In determining the persons to whom Awards shall be made and the number of shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and other factors deemed relevant by the Committee in connection with accomplishing the purposes of the Plan.

4.      Share Limitations under the Plan.

(a)    Subject to adjustment as provided in Section 13 and the provisions of this Section 4, a maximum of three million (3,000,000) shares of Common Stock shall be reserved for issuance pursuant to Awards granted under the Plan. This amount shall be increased by the residual shares remaining in all Predecessor Plans, regardless of whether those shares (i) were available for transfer to this Plan upon the Effective Date, or (ii) subsequently become available (e.g., by reason of forfeiture of a grant). It is intended that no new grants shall be made under the Predecessor Plans. If an Award is forfeited or expires without being exercised, or if Restricted Stock is repurchased by the Company as provided in Section 8(c), the shares of Common Stock subject to the Award shall be available for additional grants under the Plan. If an Option is exercised in whole or in part by a Grantee tendering previously owned shares of Common Stock, or if any shares are withheld in connection with the exercise of its Option to satisfy the Grantee’s tax liability, the full number of shares in respect of which the Option has been exercised shall be applied against the limit set forth in this Section 4(a).

(b)    Titan may grant Options under the Plan in substitution for options held by employees of another corporation who become employees of Titan or an Affiliate as the result of a merger or consolidation of the employing corporation with Titan or an Affiliate, or as a result of the acquisition by Titan or an Affiliate of property or stock of the employing corporation. Substitute Options shall be granted on such terms as the Committee considers appropriate in the circumstances. Substitute Options shall be in addition to the limit set forth in Section 4(a).

(c)    The maximum aggregate number of shares of Common Stock issuable pursuant to Awards that a Grantee may be granted within one fiscal year of Titan shall be five hundred thousand (500,000).

(d)    The aggregate numbers set forth in this Section 4 shall be subject to adjustment as provided in Section 13.

5.      Term of Award.   The term of each Award shall be fixed by the Committee and specified in the applicable Award Agreement, but in no event shall it be more than ten years from the date of grant. Subject in the case of ISOs to Section 7(g), the term of an Award may be extended from time to time by the Committee, provided that no extension shall extend the term beyond ten years from the date of grant.

6.      Vesting.   The Committee shall determine the vesting schedule applicable to a particular Award and specify the vesting schedule in the applicable Award Agreement. Notwithstanding the foregoing the Committee may accelerate the vesting of an Award at any time.

7.      Options.

(a)    Type of Options.   Options granted under the Plan may be either incentive stock options (“ISOs”) intended to meet the requirements of Code Section 422 or nonqualified stock options (“NSOs”) which are not intended to meet such Code requirements.

(b)    Rights to Purchase.   The Committee may grant Options to employees, officers and directors of, and consultants and advisors to, the Company, in such amounts, and subject to such terms and conditions as the Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine.

(c)    Option Agreement.   The terms and conditions of each Option shall be set forth in an Option Agreement in the form approved by the Committee. Each Option Agreement shall, at a minimum, specify (i) the number of shares of Common Stock subject to the Option, (ii) whether the Option is intended to be an ISO or NSO, (iii) the provisions related to vesting and exercisability of the Option, including the Option exercise price, and (iv) that the Option is subject to the terms and provisions of the Plan. Option Agreements may differ from one another.

(d)    Termination of Relationship to the Company.

i.       With respect to an Option granted to an individual who is an employee of the Company at the time of Option grant, unless the Option Agreement expressly provides to the contrary, (i) the Option shall terminate immediately upon the Grantee’s termination of employment for Cause (as defined in Section 19); (ii) subject in the case of ISOs to Section 7(g), the Option shall terminate two years following the Grantee’s termination of employment by reason of death or Disability (as defined in Section 19); (iii) subject in the case of ISOs to Section 7(g), the Option shall terminate two years after Retirement (as defined in Section 19); (iv) the Option shall terminate three months after the Grantee’s termination of employment for any other reason; and (v) vesting of an Option will terminate in all cases immediately upon termination of employment. In no event shall an Option remain exercisable beyond the expiration date specified in the applicable Option Agreement. An Option Agreement may contain such provisions as the Board shall approve with reference to the determination of the date employment terminates for purposes of the Plan and the effect of leaves of absence, which provisions may vary from one another.

ii.      With respect to an Option granted to an individual who is not an employee of the Company at the time of Option grant, the Board shall determine and specify in the applicable Option Agreement the consequences, if any, of the termination of the Grantee’s relationship with the Company.

(e)    Option Price.   Subject in the case of ISOs to Section 7(g), the exercise price per share of Common Stock covered by an Option shall be established by the Committee; provided, however, that (a) the exercise price per share for any Option shall not be less than one-hundred-percent (100%) of the Fair Market Value of a share of Common Stock on the date the Option is granted and (b) no ISO granted to a 10% Shareholder (as defined in Section 7(g)) shall have a exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an ISO or NSO) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provision of Section 424(a) and Section 409A of the Code.

(f)     No Stockholder Rights.   No Grantee shall have the rights of a stockholder with respect to shares covered by an Option until such person becomes the holder of record of such shares.

(g)    ISO Provisions.

i.       Employment Requirement; Termination of Employment, Death or Disability.   ISOs may only be awarded to employees of Titan or a corporation which, with respect to Titan, is a “parent corporation” or “subsidiary corporation” within the meaning of Code Sections 424(e) and (f). No ISO may be exercised unless, at the time of such exercise, the Grantee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

(1)    an ISO may be exercised within the period of three months after the date the Grantee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable Option Agreement), provided, that the Option Agreement may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a NSO under the Plan;

(2)    if the Grantee dies while in the employ of the Company, or within three months after the Grantee ceases to be such an employee, the ISO may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Option Agreement); provided, that the Option Agreement may designate a longer exercise period and that the exercise after such one-year period shall be treated as the exercise of a NSO under the Plan; and

(3)    if while in the employ of the Company the Grantee becomes disabled within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto, the ISO may be exercised within the period of one year after the date the Grantee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable Option Agreement) provided, that the Option Agreement may designate a longer exercise period and that the exercise after such one-year period shall be treated as the exercise of a NSO under the Plan.

For all purposes of the Plan and any Option granted hereunder, “employment” shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no ISO may be exercised after its expiration date.

ii.      10% Shareholders.   In the case of an individual who at the time the Option is granted owns stock possessing more than 10% of the total combined voting power of all classes of the stock of Titan or of a parent or subsidiary corporation of Titan (a “10% Shareholder”), (i) the Option exercise price of any ISO granted to such person shall in no event be less than 110% of the Fair Market Value of the Common Stock on the date the ISO is granted and (ii) the term of an ISO granted to such person may not exceed five years from the date of grant.

iii.    $100,000 Limit.   The aggregate Fair Market Value (determined at the time an ISO is granted) of the Common Stock covered by ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Company) may not exceed $100,000.

iv.     Options Which Do Not Satisfy ISO Requirements.   To the extent that any Option which is issued under the Plan exceeds the limit set forth in paragraph (c) or otherwise does not comply with the requirements of Code Section 422, it shall be treated as a NSO.

(h)    Cancellation and New Grant of Options, Etc.   The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Grantees, (i) the cancellation of any or all outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock and having an Option exercise price per share which may be lower or higher than the exercise price per share of the cancelled Options or (ii) the amendment of the terms of any and all outstanding Options under the Plan to provide an Option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options; provided, however, that the Committee shall not take any of the actions described in (i) or (ii) hereof without receiving the approval of Titan’s stockholders. The provisions of this Section 7(h) may not be altered or amended without stockholder approval.

8.      Restricted Stock.

(a)    Rights to Purchase.   The Committee may grant Restricted Stock to employees, officers and directors of, and consultants and advisors to, the Company, in such amounts, and subject to such terms and conditions as the Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine. Grantees shall not be required to pay cash or other consideration for Restricted Stock granted hereunder, other than in the form of services performed under such terms and conditions as the Committee may determine.

(b)    Restricted Stock Grant Agreement.   Restricted Stock shall be granted under a Restricted Stock Grant Agreement and shall be evidenced by certificates registered in the name of the Grantee and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may retain physical possession of any such certificates, and the Company may require a Grantee Awarded Restricted Stock to deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock for so long as the Restricted Stock is subject to a risk of forfeiture.

(c)    Termination of Employment Prior to Vesting of Restricted Stock.   Immediately upon the termination of the Grantee’s status as an employee, officer or director of, or consultant or advisor to, the Company for any reason other than the death or Disability of the Grantee, Restricted Stock granted to such Grantee that has not vested prior to such time may no longer vest, and Grantee shall forfeit all rights (and the Company shall have no further obligations) with respect to such Restricted Stock. In the event of the death or Disability of the Grantee, the Award shall immediately vest in full.

(d)    Repurchase Right.   Unless the Committee determines otherwise, the Restricted Stock Grant Agreement shall grant the Company the right to repurchase the Restricted Stock upon the termination of the purchaser’s status as an employee, officer or director of, or consultant or advisor to, the Company for any reason. The purchase price for the Restricted Stock repurchased by the Company pursuant to such repurchase right and the rate at which such repurchase right shall lapse shall be determined by the Committee in its sole discretion, and shall be set forth in the Restricted Stock Grant Agreement.

(e)    Other Provisions.   The Restricted Stock Grant Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

(f)     Rights as a Shareholder.   The holder of Restricted Stock shall have rights equivalent to those of a stockholder and shall be a stockholder when the Restricted Stock grant is entered upon the records of the duly authorized transfer agent of the Company.

9.      Stock Appreciation Rights.

(a)    Rights to Purchase.   The Committee may grant Stock Appreciation Rights to employees, officers and directors of, and consultants and advisors to, the Company, in such amounts, and subject to such terms and conditions as the Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine. No Stock Appreciation Rights shall be granted under term and conditions which would cause such rights to be treated as deferred compensation subject to Section 409A of the Code. Grantees shall not be required to pay cash or other consideration for Stock Appreciation Rights granted hereunder, other than in the form of services performed under such terms and conditions as the Committee may determine.

(b)    Stock Appreciation Rights Agreement.   Stock Appreciation Rights shall be granted under a Stock Appreciation Rights Agreement.

(c)    Termination of Employment Prior to Vesting of Stock Appreciation Rights.   Immediately upon the termination of the Grantee’s status as an employee, officer or director of, or consultant or advisor to, the Company for any reason other than the death or Disability of the Grantee, Stock Appreciation Rights granted to such Grantee that have not vested prior to such time may no longer vest, and Grantee shall forfeit all rights (and the Company shall have no further obligations) with respect to such Stock Appreciation Rights. In the event of the death or Disability of the Grantee, the Award shall immediately vest in full.

(d)    Other Provisions.   The Stock Appreciation Rights Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

(e)    Rights as a Shareholder.   The Grantee of an Award of Stock Appreciation Rights shall have none of the rights of a shareholder with respect to the Stock Appreciation Rights, until and unless shares of Common Stock are actually issued with respect to the Stock Appreciation Rights.

10.   Exercise of Awards.

(a)    An Award other than a Restricted Stock Award may be exercised at any time and from time to time, in whole or in part, as to any or all full shares as to which such Award is then exercisable. An Award may not be exercised with respect to a fractional share. A Grantee (or other person who, pursuant to Section 11, may exercise the Award) shall exercise the Award by delivering to Titan at the address provided in the Award Agreement a written, signed notice of exercise, stating the number of shares of Common Stock with respect to which the exercise is being made, indicate whether the Grantee wishes to be paid in cash or Common Stock, if applicable, and, if the Award is an Option, satisfy the requirements of paragraph (b) of this Section 10. Upon receipt by Titan of any notice of exercise, the exercise of the Award as set forth in that notice shall be irrevocable.

(b)    Upon exercise of an Option, the Grantee shall pay to Titan the Option exercise price per share of Common Stock multiplied by the number of full shares as to which the Option is then exercised. A Grantee may pay the Option exercise price by tendering or causing to be tendered to

Titan cash, by delivery or deemed delivery of shares of Common Stock owned by the Grantee for at least six months preceding the date of exercise of the Option (or such shorter or longer period as the Committee may approve or require from time to time) having a Fair Market Value equal to the exercise price or other property permitted by law and acceptable to the Board or Committee, or by any other means which the Board or Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board).

(c)    The Company shall, in its sole discretion, take any action reasonably believed by it to be necessary to comply with and local, state or federal tax laws relating to the reporting or withholding of taxes. In the event a Grantee has exercised an Award, a Grantee shall, upon notification of the amount due and prior to or concurrently with delivery of the certificate representing the shares as to which the Award has been exercised if the Grantee is entitled to receive shares, or upon exercise of the Award if the Grantee is not entitled to receive shares, promptly pay or cause to be paid the amount determined by the Company as necessary to satisfy all applicable tax withholding requirements. A Grantee may satisfy his or her tax withholding requirement in any manner satisfactory to the Company.

(d)    Any certificates representing the shares as to which an Award has been exercised shall bear an appropriate legend setting forth the restrictions applicable to such shares.

11.   Nontransferability.

(a)    Except as provided in paragraph (b), Awards granted under the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution and Options may be exercised during the lifetime of the Grantee only by the Grantee or by the Grantee’s guardian or legal representative. In the event of any attempt by a Grantee to transfer, assign, pledge, hypothecate or otherwise dispose of an Award or any right thereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, Titan may terminate the Award (making such Award null and void) or Repurchase the Restricted Stock as provided in Section 8(c) by notice to the Grantee.

(b)    Notwithstanding paragraph (a), if (and on the terms) so provided in the applicable Option Agreement, a Grantee may transfer a NSO, by gift or a domestic relations order, to a Family Member (as defined in Section 19) of the Grantee. If a NSO is transferred in accordance with this subparagraph, the Option shall be exercisable solely by the transferee, but the determination of the exercisability of the Option shall be based solely on the activities and state of affairs of the Grantee. Thus, for example, if, after a transfer with respect to an Option, the Grantee ceases to be an employee of the Company, such termination shall trigger the provisions of Section 7(d) hereof. Conversely, if after a transfer the transferee ceases to be an employee of the Company, such termination shall not trigger the provisions of Section 7(d) hereof.

12.   Compliance with Law; Registration of Shares.

(a)    The Plan and any grant hereunder shall be subject to all applicable laws, rules, and regulations of any applicable jurisdiction or authority or agency thereof and to such approvals by any regulatory or governmental agency which, in the opinion of Company’s counsel, may be required or appropriate.

(b)    Notwithstanding any other provision of the Plan or Award Agreements made pursuant hereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

i.       Effectiveness of any registration or other qualification of such shares of the Company under any law or regulation of any applicable jurisdiction or authority or agency thereof which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable; and

ii.      Grant of any other consent, approval or permit from any applicable jurisdiction or authority or agency thereof or securities exchange or quotation system which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable.

(c)    The Company shall use all reasonable efforts to obtain any consent, approval or permit described above; provided, however, that except to the extent as may be specified in an Award Agreement with respect to any particular grant, the Company shall be under no obligation to register or qualify any shares of Common Stock subject to an Award under any federal or state securities law or on any exchange.

13.   Adjustments upon Changes in Capitalization.

(a)    In the event that Titan or the division, subsidiary or other Affiliate for which a Grantee performs services is sold (including a stock or an asset sale), spun off, merged, consolidated, reorganized or liquidated, the Board may determine that (i) any Option shall be assumed, or a substantially equivalent Award shall be substituted, by an acquiring or succeeding entity (or an affiliate thereof) on such terms as the Board determines to be appropriate; (ii) upon written notice to the Grantee, provide that the Award shall terminate immediately prior to the consummation of the transaction unless exercised by the Grantee within a specified period following the date of the notice; (iii) in the event of a sale or similar transaction under the terms of which holders of Common Stock receive a payment for each share of Common Stock surrendered in the transaction (the “Sales Price”), make or provide for a payment to each Grantee equal to the amount by which (A) the Sales Price times the number of shares of Common Stock subject to the Award (to the extent such Award is then exercisable) exceeds (B) the aggregate exercise price, if any, for all such shares of Common Stock; or (iv) may make such other equitable adjustments as the Board deems appropriate.

(b)    In the event of any stock dividend or split, recapitalization, combination, exchange or similar change affecting the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the Committee shall make any or all of the following adjustments as it deems appropriate to equitably reflect such event: (i) adjust the aggregate number of shares (or such other security as is designated by the Board) which may be acquired pursuant to the Plan, (ii) adjust the purchase price to be paid for any or all such shares subject to the then outstanding Awards, (iii) adjust the number of shares of Common Stock (or such other security as is designated by the Board) subject to any or all of the then outstanding Awards and (iv) make any other equitable adjustments or take such other equitable action as the Board, in its discretion, shall deem appropriate. For purposes hereof, the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

(c)    Any and all adjustments or actions taken by the Board pursuant to this Section 13 shall be conclusive and binding for all purposes.

14.   No Right to Continued Employment.   Neither the Plan nor any action taken hereunder shall be construed as giving any employee or any independent contractor any right to continue in the employ of or to be engaged as an independent contractor by the Company or affect the right of the Company to terminate such person’s employment or other relationship with the Company at any time.

15.   Amendment; Early Termination.   Subject to Section 7(h), the Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment requiring stockholder approval by law or by the rules of any stock exchange, inter-dealer quotation system, or other market in which shares of Common Stock are traded, shall be effective unless and until such stockholder approval has been obtained in compliance with such rule or law; and provided, further, that no such amendment shall materially adversely affect the rights of a Grantee in any Award previously granted under the Plan without the Grantee’s written consent.

16.   Effective Date.   The Plan shall be effective as of the date of its adoption by the Board (the “Effective Date”), subject to the approval thereof by the stockholders of Titan entitled to vote thereon within 12 months of such date. In the event that such stockholder approval is not obtained within such time period, the Plan and any Awards granted under the Plan on or prior to the expiration of such 12 month period shall be void and of no further force and effect.

17.   Termination of Plan.   Unless terminated earlier by the Board in accordance with Section 16 above, the Plan shall terminate on, and no further Awards may be granted after, the tenth anniversary of the Effective Date.

18.   Severability.   In the event that any one or more provisions of the Plan or an Award Agreement, or any action taken pursuant to the Plan or an Award Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other jurisdiction, such unenforceability or invalidity shall not affect any other provision of the Plan or Award Agreement, but in such particular jurisdiction and instance the Plan and/or Award Agreement, as applicable, shall be construed as if such unenforceable or invalid provision had not been contained therein or if the action in question had not been taken thereunder.

19.   Definitions.

(a)    Affiliate.   The term “Affiliate” means any entity, whether or not incorporated, that directly or through one or more intermediaries is controlled by Titan.

(b)    Cause.   The term “Cause” when used herein in conjunction with termination of employment (or other service relationship) means (i) if the Grantee is a party to an employment or similar agreement with the Company which defines “cause” (or a similar term), the meaning set forth in such agreement (other than death or disability), or (ii) otherwise, termination by the Company of the employment (or other service relationship) of the Grantee by reason of the Grantee’s (1) intentional failure to perform reasonably assigned duties, (2) dishonesty or willful misconduct in the performance of his duties, (3) involvement in a transaction which is materially adverse to the Company, (4) breach of fiduciary duty involving personal profit, (5) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (6) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company, or (7) material breach of any provision of the Company’s Stock Incentive Plan, the Grantee’s Award Agreement or any other written agreement between the Grantee and the Company, in each case as determined in good faith by the Board, whose determination shall be final, conclusive and binding on all parties.

(c)    Disability.   Except as otherwise specified in the applicable Award Agreement or in the Grantee’s Employment Agreement with the Company, the Grantee shall be deemed to have a “Disability” if the Grantee is unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as reasonably determined by the Board in good faith and in its discretion.

(d)    Fair Market Value.   As used herein, the term “Fair Market Value” of a share of Common Stock as of a specified date for the purposes of the Plan shall mean the arithmetic mean of the high and low sales prices of a share of Common Stock on the date of grant on the principal securities exchange (including the Nasdaq National Market) on which such shares are traded on the relevant date for which Fair Market Value is being determined, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of a share of Common Stock on the date of grant in the over-the-counter market on which such shares are traded on the relevant date for which Fair Market Value is being determined. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including, in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Board or the Committee. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

(e)    Family Member of the Grantee.   As used herein, “Family Member of the Grantee” means the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than 50% of the voting interests.

(f)     Predecessor Plans.   As used herein, “Predecessor Plans” means Titan’s 1993 Stock Option Plan, 1995 Stock Option Plan and 1998 Stock Option Plan, each as may have been amended through and including the Effective Date.

(g)    Retirement.   As used herein, “Retirement” means the termination of employment of a Grantee over the age of 62 with at least 10 years of continuous service to the Company.

PROXY
TITAN PHARMACEUTICALS, INC.
ANNUAL MEETING OF STOCKHOLDERS
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Dr. Louis R. Bucalo or Sunil Bhonsle as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on July 27, 2005 at 9:00 a.m., local time, and at any adjournments thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated below.

1.	Election of Directors
	FOR all nominees listed below ☐	WITHHOLDING AUTHORITY to	☐
	(except as marked to the	vote for all nominees listed below
contrary below)
Louis R. Bucalo, M.D., Ernst-Günter Afting, M.D., Ph.D., Victor J. Bauer, Ph.D., Eurelio M.
Cavalier, Hubert E. Huckel, M.D., M. David MacFarlane, Ph.D., Ley S. Smith and Konrad M.
Weis, Ph.D.

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee’s name on the line provided below.)

2.                 Approval of Amendment to Certificate of Incorporation.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.                 Approval of Amendments to 2002 Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.                 Approval of the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as independent auditors.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The shares of Common Stock represented by this proxy will be voted as directed; however, if no direction is given, the shares of Common Stock will be voted FOR the election of the nominees, FOR the approval of the Amendment to the Company’s Certificate of Incorporation, FOR the approval of the amendment to the 2002 Plan FOR the approval of the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as the independent auditors of the Company.

If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

DATED:	, 2005

Signature

Signature if held jointly

(Please date, sign as name appears at the left, and return promptly. If the shares are registered in the names of two or more persons, each person should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. Please note any changes in your address alongside the address as it appears in the proxy.)